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                                                                   EXHIBIT 10.34

                       SEPARATION AND CONSULTING AGREEMENT

        CONSULTING AGREEMENT, dated as of October 1, 2000, between Silicon Valley Group, Inc. a Delaware corporation (the "Company"), and William A. Hightower (the "Consultant").

        WHEREAS, the Consultant is employed by the Company, as Chief Operating Officer of the Company;

        WHEREAS, the Consultant and the Company have entered into an Amended and Restated Employment Agreement dated as of June 7, 1999 (the "Prior Agreement");

        WHEREAS, the Company, ASM Lithography Holding N.V., a Netherlands public company ("ASML"), ALMA Holding, Inc., a Delaware corporation and wholly-owned subsidiary of ASML ("Holding") and ALMA (Merger), Inc., a Delaware corporation and wholly-owned subsidiary of Holding ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of October 1, 2000 (the "Merger Agreement"), pursuant to which, among other things, Merger Sub will be merged with and into the Company as of the Effective Time (as defined in the Merger Agreement), with the Company as the surviving corporation (the "Merger");

        WHEREAS, the Company desires to induce the Consultant to act as a consultant to the Company in order to assist it in effectuating an orderly and efficient transition in respect of the Merger and the transactions contemplated by the Merger Agreement and to prevent the Consultant from engaging in activities which are competitive with the business of the Company, as defined in this Agreement, and the Consultant desires to act as a consultant to the Company and is, in consideration of the benefits to him of this Agreement, willing to restrict his ability to compete with the business of the Company during the Term of this Agreement as defined herein.

        NOW THEREFORE, in order to effect the foregoing, the Company and the Consultant wish to enter into a consulting agreement upon the terms and subject to the conditions set forth below. Accordingly, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                1. Consulting Term and Services to be Provided. The Company hereby agrees to engage the Consultant, and the Consultant hereby agrees to perform services for the Company, on the terms and conditions set forth herein.



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                2. Term. The Term of this Agreement (the "Term") shall commence as of the date on which the Effective Time occurs (the "Effective Date") and terminate on the third anniversary thereof. This Agreement shall automatically terminate and become null and void and of no force or effect if the Merger Agreement is terminated prior to the consummation of the Merger.

                3. Prior Agreement; Termination of Employment. The Consultant agrees to continue to be employed by the Company in accordance with the terms and conditions of the Prior Agreement until the Effective Date (the "Employment Termination Date"). As of the Employment Termination Date, the Consultant shall cease to be employed by the Company. The parties understand and agree that the Consultant's termination pursuant to this Agreement is an involuntary termination without cause and results from the change in the control of the Company effected by the Merger. Payments made pursuant to this Agreement are made in lieu of all cash obligations existing under the Prior Agreement as well as in consideration of the covenants and conditions set forth herein. Consultant shall remain entitled to exercise vested and unvested stock options pursuant to the terms set forth in sections 6(a)(iii) and 6(b) of the Prior Agreement. Consultant hereby agrees to irrevocably forego receipt of the cash payments set forth in sections 6(a)(i) and 6(a)(ii) of the Prior Agreement.

        Upon payment or provision to the Consultant of all amounts and benefits in accordance with this provision, the Prior Agreement shall be deemed terminated in accordance with Section 9 thereof.

                4. Duties. Beginning on the Employment Termination Date and from time to time until the expiration of the Term (the "Consulting Period"), the Consultant shall perform such services as the Board of Directors of the Company shall request to assist the Company in effecting an orderly and efficient transition in respect of the Merger and the transactions contemplated by the Merger Agreement. The Consultant shall in no event be required to provide consulting services hereunder in excess of 20 hours during any calendar month during the Consulting Period. Any request for the performance of consulting services shall be ineffective unless it is received by the Consultant reasonably in advance of the date such services are to be performed.

                5. Place of Performance. The Consultant shall perform his duties and conduct his business at such locations as are reasonably acceptable to him and the Company. Such locations shall include the Consultant's place of residence.

                6. Independent Contractor. During the Consulting Period, the Consultant shall be an independent contractor and not an employee of the Company



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and is not entitled to the benefits provided by the Company and/or its respective affiliates to its employees, including but not limited to group insurance and coverage under any tax-qualified retirement plan. Accordingly, the Consultant shall be responsible for payment of all taxes for remuneration received under this Agreement, including Federal, State and local income tax (collectively, "Income Taxes"), Social Security tax, Unemployment Insurance tax, Medicare/Medicaid tax, Disability Insurance tax and any other payroll tax (collectively, "Payroll Taxes") and excise tax, and any interest or penalties imposed upon such taxes, and any business license fees as required.

                7. Compensation.

                        (a) Payment. As consideration for each of the conditions and covenants set forth herein, including, especially, sections 4 and 9 herein, the Company shall pay Consultant all of the amounts set forth below:

                                (i) Three million, six hundred thirty-seven
thousand, nine hundred eighty dollars ($3,637,980.00) payable on the Effective Date; seven hundred seventy-nine thousand, five hundred seventy dollars ($779,570.00) payable on the first anniversary of the Effective Date; and seven hundred seventy-nine thousand, five hundred seventy dollars ($779,570.00) payable on the second anniversary of the Effective Date, and

                                (ii) Twenty thousand dollars ($20,000) per
month, payable on the first day of each month following the Effective Date during the Term.


                        In the event that Consultant materially breaches the non-compete provisions of section 9 herein, Consultant shall be required to repay the Company an amount equal to the sum of the aggregate amounts set forth in section 7(a)(i) above multiplied by a fraction, the numerator of which is the number of days from the date of such breach until the lapse of three years following the Effective Date, and the denominator of which is 1095.

                        (b) Business Expenses. The Company shall reimburse the Consultant for all reasonable business expenses incurred by him in connection with his performance of consulting services hereunder upon submission by the Consultant of receipts and other documentation in accordance with the Company's normal reimbursement procedures.

                8. Compensation in Event of Termination; Survival. Upon termination of the Consultant's engagement for any reason prior to the expiration of



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the Term, this Agreement shall terminate and the Company shall have no further obligation to the Consultant except as set forth in Section 3, Section 7(a)(i) and Section 8 of this Agreement; provided, however, that the provisions set forth in Section 9 hereof shall remain in full force and effect after the termination of the Consultant's engagement.

                        (a) In the event the Consultant's engagement as a consultant hereunder is terminated by the Company for Cause (as defined below) or by the Consultant other than for Good Reason (as defined below), the Consultant (or his executor, administrator, legal representative or legatee, as applicable) shall be entitled to payment of any earned but unpaid portion of the payments set forth in Section 7(a)(i) and Section 7(a)(ii) of this Agreement through the date of such termination. For purposes of this Agreement, the Company shall have "Cause" to terminate the Consultant's service as a consultant hereunder upon the occurrence of any of the following events: (a) the conviction of the Consultant for the commission of a felony; (b) the willful and continuing failure by the Consultant to substantially perform his duties as a consultant hereunder (other than such failure resulting from the Consultant's incapacity due to physical or mental illness) that has not been fully cured within ten (10) days following the date on which demand for substantial performance is delivered by the Company in writing, specifically identifying the manner in which the Company believes the Consultant has not substantially performed his duties; or
(c) the willful misconduct by the Consultant (including, but not limited to, breach by the Consultant of any material term of this Agreement) that is demonstrably and materially injurious to the Company or its subsidiaries, whether monetarily or otherwise. For purposes of this Section 8(a), no act or failure to act on the Consultant's part shall be considered "willful" unless done or failed to be done by the Consultant in bad faith and without reasonable belief that the Consultant's action or omission was in the best interest of the Company. For purposes of this Agreement, the Consultant shall have "Good Reason" to terminate his service as a consultant hereunder upon a breach by the Company of any material term of this Agreement which is not cured with ten (10) days following written notice of such breach by the Consultant.

                        (b) In the event the Consultant's engagement as a consultant hereunder is terminated by the Company other than for Cause or by the Consultant for Good Reason, the Consultant (or his executor, administrator, legal representative or legatee, as applicable) shall be entitled to receive a lump sum payment from the Company of an amount equal to the payments that otherwise would have been paid to the Consultant during the remainder of the Consulting Period under Section 7(a) hereof had his engagement not been terminated, which payment shall be made within ten (10) business days following the effective date of such termination.



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                9. Additional Covenants.

                        (a) During the Term, the Consultant shall not engage in Competition (as defined below); provided, however, that it shall not be a violation of this Section 9(a) for the Consultant: (i) to become the registered or beneficial owner of two percent of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, provided that the Consultant does not actively participate in the business of such corporation during the Term, or (ii) to make passive investments in venture capital or mutual funds. For purposes of this Agreement, "Competition" by the Consultant shall mean the Consultant's engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting his name to be used in connection with the activities of any other business or organization anywhere in the United States which is engaged in the business of:

        -       Advanced optical lithography;

        -       Advanced photo-resist processing; or

        - Thermal oxidation and diffusion furnaces, including batch and single-wafer applications for equipment used in the manufacture of semiconductor devices.

                        (b) The Consultant and the Company acknowledge that the noncompetition provision contained in Section 9(a) above is reasonable and necessary, in view of the nature of the Company, its business and his knowledge thereof, in order to protect the legitimate interests of the Company.

                        (c) The Consultant agrees that during the Term, he shall not (i) solicit any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates or to accept any other employment or position, or (ii) assist any other person in hiring any such employee, provided, however, this provision shall not apply to any unsolicited contact by an employee of the Company or contact which is otherwise initiated by the employee.

                        (d) The Consultant agrees that any information received by the Consultant during any furtherance of the Consultant's obligations under this Agreement, which concerns the affairs of the Company will be treated by the Consultant in full confidence and will not be revealed to any other individual, partnership, company or other organization except as may be required by law, as directed by any regulatory authority or by order of any court.



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                        (e) If any court or arbitrator determines that any
covenant contained in this Agreement, or any part thereof, is unenforceable for any reason, the duration and/or scope of such provision shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                10. Limitation on Payments.

                        (a) In the event that the payments and other benefits provided for in this Agreement or otherwise payable to the Consultant (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section would be subject to the excise tax imposed by Section 4999 of the Code, then the Consultant's payments and other benefits under this Agreement shall be payable either (i) in full, or (ii) as to such lesser amount which would result in no portion of payments and other benefits being subject to excise tax under
Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Consultant on an after-tax basis, of the greatest amount of payments and other benefits under this Agreement, notwithstanding that all or some portion of such payment and other benefits may be taxable under Section 4999 of the Code.

                        (b) If a reduction in the payments and other benefits that would otherwise be paid or provided to the Consultant under the terms of this Agreement is necessary to comply with the provisions of Section 10(a), the Consultant shall be entitled to select which payments or other benefits will be reduced and the manner and method of any such reduction of such payments or other benefits, except that the Consultant shall not be entitled to reduce the number of options that would vest under Section 6(a)(iii) and 6(b) of the Prior Agreement, so long as the requirements of Section 10(a) are met. Within thirty
(30) days after the amount of any required reduction in payments and benefits is finally determined in accordance with the provisions of Section 10(c), the Consultant shall notify the Company in writing regarding which payments or other benefits are to be reduced. If no notification is given by the Consultant, the Company will determine which amounts to reduce. If, as a result of any reduction required by Section 10(a), amounts previously paid to the Consultant exceed the amount to which the Consultant is entitled, the Consultant will promptly return the excess amount to the Company.

                        (c) Unless the Company and the Consultant otherwise agree in writing, any determination required under this Section shall be made in writing by



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the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Consultant and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Consultant shall furnish to the Accountants such information and documents as the Accountants may reasonable request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.


                        (d) The Consultant shall, (i) upon the filing of any tax returns reflecting any remunerations paid under this Agreement, promptly provide the Company with evidence that is reasonably satisfactory to the Company that all Income Taxes, excise taxes and Payroll Taxes (collectively, "Indemnified Taxes") related to such payments have been paid in full, including any interest and penalties imposed thereon and (ii) indemnify and hold harmless the Company, ASML and any of their affiliates against such Indemnified Taxes, and any interest and penalties imposed in respect of such Indemnified Taxes, whether imposed in the first instance against the Consultant or the Company, ASML or any of their affiliates, as the case may be, and in such event, the Company shall have the right to withhold any remaining payments required to be made under this Agreement as partial security for the foregoing indemnification obligation.


                11. Compliance with Law. In the performance of the services herein contemplated, the Consultant is an independent contractor with the authority to control the details of his work. However, the services of the Consultant are subject to the approval of the Company and shall be subject to the Company's general right of supervision to secure the satisfactory performance thereof. The Consultant agrees to comply with all federal, state and municipal laws, rules and regulations, as well as all policies and procedures of the Company, that are now or may in the future become applicable to the Consultant in connection with his services to the Company, provided, however, such noncompliance shall not represent a breach of this Agreement to the extent such noncompliance is not materially injurious to the Company and its affiliates, taken as a whole.

                12. Successors; Binding Agreement.

                        (a) The Company shall require any successor to all or substantially all of the business or assets of the Company to expressly assume and



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agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                        (b) This Agreement and all rights of the Consultant hereunder shall inure to the benefit of and be enforceable by the Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement is personal to and may not be assigned by the Consultant.

                        (c) The parties agree that ASML shall be a third party beneficiary to the Company under this Agreement.

                13. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:

                      William A. Hightower
                      c/o Marily P. Lerner, Esq.
                      Bergeson & Eliopoulos, LLP
                      55 Almaden Boulevard, Suite 400
                      San Jose, California 95113

If to the Company:

                      Silicon Valley Group, Inc.
                      c/o ASM Holding Lithography N.V.
                      1110 De Run
                      5503 LA Veldhoven
                      Veldhoven, the Netherlands
                      Attn.:  General Counsel

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                14. Modification; Waiver; Discharge. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto and ASML. No waiver by a party hereto at any time of any breach by the other party hereto of, or



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compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                15. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                16. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto solely in respect of the services of the Consultant as a consultant and, except as set forth below, supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto solely in respect of the services of the Consultant as a consultant is hereby terminated. Notwithstanding the foregoing but subject to the provisions of Section 3 hereof, this Agreement shall not supersede the Prior Agreement which shall remain in full force and effect in accordance with its terms and
Section 6.14(c) of the Merger Agreement until the Prior Agreement is terminated in accordance with Section 9 thereof. No agreements or representations, oral or otherwise, expressed or implied, solely with respect to the services of the Consultant as a consultant have been made by either party that are not set forth expressly in this Agreement.

                17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                18. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                19. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Delaware without regard to principles of conflicts of laws. All disputes arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in the State of Delaware. The parties hereto hereby consent to the jurisdiction of the courts of the State of Delaware and the United States District Court of the District of Delaware and waive any objections or rights as to forum of nonconveniens, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Agreement.



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                20. Indemnification. The Indemnification Agreement between the
Company and the Consultant shall remain in full force and effect until the Termination Date set forth herein. The Company shall further indemnify the Consultant for any and all losses, claims and liabilities resulting from the Consultant's performance of services for the Company under this Agreement, which such indemnification shall include any reasonable expenses, including attorneys or other professional fees, incurred as the result of any action or investigation whereby the Consultant is named as a party or is called to testify or provide information.



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        IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                            SILICON VALLEY GROUP, INC.


                                            /s/ Boris Lipkin
                                            ------------------------------------
                                            By:  Boris Lipkin
                                            Its: Corporate Vice President


                                            CONSULTANT


                                            /s/ William A. Hightower
                                            ------------------------------------
                                            William A. Hightower



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                                    GUARANTEE

The undersigned, ASM Lithography Holding N.V. ("ASML"), hereby guarantees to the Consultant the due and prompt payment of all amounts to be paid by the Company to the Consultant under the Consulting Agreement. The obligation of ASML under this guarantee is a secondary obligation of ASML and shall be enforceable against ASML on or after (i) the Consultant first proceeds against the Company for satisfaction of its obligations under the Consulting Agreement and (ii) the failure by the Company to satisfy such obligations within sixty days following such demand. ASML shall have the right to raise any defenses available to the Company under the Consulting Agreement. This guarantee shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.


                                            ASM LITHOGRAPHY HOLDING N.V.


                                            By: /s/ Peter Wennink
                                               ---------------------------------
                                            Name: Peter Wennink
                                            Title: Executive Vice President
                                                   Finance & Chief financial
                                                   Officer



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